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                                United States
                      Securities and Exchange Commission
                           Washington, D.C.  20549
                           -----------------------

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                     SEARS CREDIT ACCOUNT MASTER TRUST II
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



        Illinois                        0-24776                Not Applicable
        --------                        -------                --------------
(State of organization)        (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)

c/o Sears Receivables Financing Group, Inc.
3711 Kennett Pike
Greenville, Delaware                                              19807
--------------------                                              -----
(Address of principal                                           (Zip Code)
executive offices)


                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:


                                                    Name of each exchange
Title of each class                                 on which each class
to be so registered                                 is to be registered
-------------------                                 -------------------
      None                                                 None


                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:


             Series 1997-1 6.20% Class A Master Trust Certificates Series 1997-1 6.40% Class B Master Trust Certificates
             -----------------------------------------------------
                               (Title of Class)





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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 24-35 of the Prospectus dated July 21, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 33-97744) and on pages S-23 to S-44 of the Prospectus Supplement dated July 21, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 33-97744).

Item 2.  Exhibits
         --------

         Exhibit 4.1 Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among Sears Receivables Financing Group, Inc. as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The First National Bank of Chicago as Trustee (the "Trustee") (incorporated by reference to
                                       Exhibit 4.1 of Sears Credit Account
                                       Master Trust II's Current Report on Form
                                       8-K dated August 16, 1994 and filed on
                                       September 7, 1994).

         Exhibit 4.2 Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated May 8, 1995).

         Exhibit 4.3 Series 1997-1 Series Supplement, dated as of July 31, 1997, among Sears as Servicer, SRFG as Seller and the Trustee, including the forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated July 31, 1997).

         Exhibit 99.1 Series 1997-1 Prospectus Supplement dated July 21, 1997 and Series 1997-1 Prospectus dated July 21, 1997 with respect to the 6.20% Class A Master Trust Certificates and the 6.40% Class B Master Trust Certificates (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated July 21, 1997).


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                                  Signature


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Sears Credit Account Master Trust II
                                    (Registrant)

                                    By:  Sears Receivables Financing Group, Inc.
                                    (Originator of the Trust)



Dated:  August 7, 1997              By: /s/ George F. Slook
                                        -----------------------
                                            George F. Slook
                                            President and CEO



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                                EXHIBIT INDEX


Exhibit No.


Exhibit 4.1 Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among Sears Receivables Financing Group, Inc. as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The First National Bank of Chicago as Trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated August 16, 1994 and filed on September 7, 1994).

Exhibit 4.2 Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated May 8, 1995).

Exhibit 4.3 Series 1997-1 Series Supplement, dated as of July 31, 1997, among Sears as Servicer, SRFG as Seller and the Trustee, including the forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated July 31, 1997).

Exhibit 99.1 Series 1997-1 Prospectus Supplement dated July 21, 1997 and Series 1997-1 Prospectus dated July 21, 1997 with respect to the 6.20% Class A Master Trust Certificates and the 6.40% Class B Master Trust Certificates (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated July 21, 1997).